UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018

WEB.COM GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3327894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:
000-51595

(Address of principal executive offices and zip code)
12808 Gran Bay Parkway West
Jacksonville, FL 32258

Registrant's telephone number, including area code:
(904) 680-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standrds provided pursuat to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Cash Compensation
On February 7, 2018, the Compensation Committee of the Board of Directors of Web.com Group, Inc. (the “Company” or “Web.com”) approved, the following: (1) cash bonuses for performance in 2017 for the executive officers of the Company (the “Named Executive Officers”); (2) base salaries for 2018 for the Named Executive Officers; and (3) target bonuses as a percentage of salary for 2018 performance for the Named Executive Officers, as follows:

Name	2017 Cash Bonus	2018 Base Salary	2018 Target Bonus(1)
David L. Brown President and Chief Executive Officer	$321,000	$560,000	100%
Kevin M. Carney Chief Financial Officer	$100,000	$350,000	50%
Roseann Duran Chief People Officer	$82,000	$290,000	50%
(1) Target bonus amounts are expressed as a percentage of the corresponding 2018 base salary.
Approval of 2015 PSU, 2016 PSU and 2017 PSU Award Vesting
On February 7, 2018, the Compensation Committee approved the vesting of performance-based restricted stock units granted in 2015 (“2015 PSUs”), 2016 ("2016 PSUs") and 2017 ("2017 PSUs") to the Named Executive Officers under the Company’s 2014 Equity Incentive Plan (the “Plan”) on the third business day after the public release of Web.com’s 2017 annual revenues (the “Effective Date”), as follows:

Name	2015 PSU Shares(1)	2016 PSU Shares(2)	2017 PSU Shares(3)
David L. Brown President and Chief Executive Officer	20,973	20,973	27,964
Kevin M. Carney Chief Financial Officer	6,292	6,292	8,389
Roseann Duran Chief People Officer	2,622	3,146	4,195
(1)        The 2015 PSUs were granted in 2015 with a vesting period of three years. The actual number of shares that may be earned and issued for a particular year may range from 0-200% of 1/3 of the target number of shares based upon the over achievement or under achievement of the financial measures for the relevant performance period. The percentage achievement in 2017 was 21%.

(2)        The 2016 PSUs were granted in 2016, also with a vesting period of three years. The actual number of shares that may be earned and issued for a particular year may range from 0-200% of 1/3 of the target number of shares based upon the over achievement or under achievement of the financial measures for the relevant performance period. The percentage achievement in 2017 was 21%.
(3)        The 2017 PSUs were granted in 2017, also with a vesting period of three years. The actual number of shares that may be earned and issued for a particular year may range from 0-200% of 1/3 of the target number of shares based upon the over achievement or under achievement of the financial measures for the relevant performance period. The percentage achievement in 2017 was 28%.
The financial measures for the 2018 period will consist of non-GAAP revenue and adjusted EBITDA targets, with a performance multiplier based on total stockholder return relative to the Company's peer group.
Approval of 2018 Equity Awards
On February 7, 2018, the Compensation Committee approved the grant, on the Effective Date, to the Named Executive Officers under the Plan of performance-based restricted stock units ("2018 PSUs'"), and restricted stock ("2018 RSUs”) to acquire the following numbers of shares of Web.com common stock:

Name	2018 RSUs	Target 2018 PSUs
David L. Brown President and Chief Executive Officer	100,000	100,000
Kevin M. Carney Chief Financial Officer	0(1)	0(1)
Roseann Duran Chief People Officer	15,000	15,000
(1) Related to Mr. Carney’s retirement, the Compensation Committee approved the payment of a prorated bonus for performance in 2018 and the acceleration of 42,500 shares of restricted stock, each subject to certain conditions being met.
The 2018 RSU grants shall vest as follows: 1/4th of the number of shares on the first anniversary of the grant date; 1/4th of the number of shares on the second anniversary of the grant date; 1/4th of the number of shares on the third anniversary of the grant date; and 1/4th of the number of shares on the fourth anniversary of the grant date.
The 2018 PSU grants shall vest over a three-year term based on financial targets determined by the Compensation Committee. The financial measures for the 2018 period will consist of non-GAAP revenue and adjusted EBITDA targets, with a performance multiplier based on total stockholder return, relative to the Company's peer group. The actual number of shares that may be earned and issued in each vesting period may range from 0-200% of 1/3 of the target number of shares set forth in the table above based upon the over achievement or under achievement of the financial measures for the relevant performance period.

No shares subject to an equity award shall vest on any vesting date if on such date the Named Executive Officer is not providing Continuous Service (as such term is defined in the Plan) to the Company or any of its subsidiaries.
Notice of Retirement of Principal Financial Officer
On February 7, 2018, Mr. Carney, the Company’s Chief Financial Officer and Principal Financial Officer, notified the Company of his intent to retire effective June 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2018                    WEB.COM, GROUP, INC.

By:     /s/ Matthew P. McClure
Secretary